EXHIBIT 11(b)

STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, New York  10038

April 16, 2001

We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit 10 to Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form N-1A filed on May 3, 1995, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulation of the Securities and Exchange Commission thereunder.


                                               /s/ STROOCK & STROOCK & LAVAN LLP